Exhibit 99.(q)(3)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, a Trustee of Allstate Financial Investment Trust, constitutes and appoints each of William P. Marshall, Susan LeSueur Lees, Andrew Plebanski, and James M. Flynn as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, to sign any and all Post-Effective Amendments and/or Amendments to the Registration Statement of Allstate Financial Investment Trust on Form N-1A (Investment Company Act File No. 811-22165) and any filings made with any state regulatory agency or authority, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred. The undersigned hereby revokes any Powers of Attorney previously granted with respect to Allstate Financial Investment Trust concerning the filings and actions described herein.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the 16th day of October, 2008.

SIGNATURE	TITLE

/s/ John C. Lounds	Trustee
John C. Lounds